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                                        Exhibit 11
                                    PREMARK INTERNATIONAL, INC.
                          STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

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                                       1993         1992       1991
Earnings
  Income before cumulative effect
    of accounting changes              $172.5       $4.6       $102.3
  Cumulative effect of changes in
    method of accounting for:
      Income Taxes                        -          15.0        -
      Postretirement Benefits             -         (98.9)       -

  Net income (loss)                    $172.5      ($79.3)     $102.3


PRIMARY METHOD
  Shares
    Cumulative average outstanding     31,842       31,627     30,863
      shares
    Common equivalent shares            1,679        1,287        648

  Weighted average number of common
    shares and common equivalent
    shares outstanding                 33,521       32,914     31,511

  Primary earnings per share
    Before cumulative effect of
    accounting changes                  $5.15        $0.14      $3.25
  Cumulative effect of changes in
    method of accounting for:
      Income Taxes                         -          0.46         -
      Postretirement Benefits              -         (3.01)        -

  Net income (loss) per share           $5.15       ($2.41)     $3.25


FULLY DILUTED METHOD
  Shares
    Cumulative average outstanding
      shares                             31,842       31,627    30,863
    Common equivalent shares              1,772        1,319     1,463

  Weighted average number of common
    shares and common equivalent
    shares outstanding                   33,614       32,946     32,326

  Fully diluted earnings per share:
    Before cumulative effect of
      accounting changes                   $5.13        $0.14     $3.16
  Cumulative effect of changes in
    method of accounting for:
      Income Taxes                            -           0.46       -
      Postretirement Benefits                 -          (3.01)      -

  Net income (loss) per share               $5.13       ($2.41)    $3.16
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